Exhibit 99.1

Orthofix Announces Preliminary 2020 Fourth Quarter and Full Year Net Sales Results

•	Fourth quarter net sales of approximately $118 million, an increase of 6% sequentially and a decrease of 3% versus the prior year
•	U.S. Spinal Implants fourth quarter net sales increased 11% over the prior year
•	Motion Preservation fourth quarter net sales in the U.S. were approximately $7 million, an increase of 27% sequentially and 129% over prior year

LEWISVILLE, Texas —January 12, 2021— Orthofix Medical Inc. (NASDAQ:OFIX) today announced preliminary unaudited fourth quarter 2020 net sales of approximately $118 million, a decrease of 3% on a reported basis and 4% on a constant currency basis. For the full year 2020, preliminary unaudited net sales were approximately $407 million, a decrease of 12% on both a reported and constant currency basis. On a sequential basis, compared to the third quarter of 2020, net sales increased 6%.

“First I would like to thank all of our team members for their remarkable efforts throughout this unprecedented and volatile year. This pandemic presented patients, surgeons and hospital teams with extraordinary challenges, which continues to require an extraordinary response by the Orthofix team. I am grateful to work alongside people so motivated and committed to improving patients’ lives,” said Orthofix President and Chief Executive Officer Jon Serbousek.

“We are pleased by our continued positive revenue momentum in the fourth quarter driven primarily by our Spinal Implants business, despite the continued headwinds and uncertainty caused by COVID-19 across the globe. When normalizing for certain large stocking orders that did not recur in 2020, our Q4 2020 consolidated net sales were approximately flat to last year. Our solid finish to 2020 directly reflects on the tenacity and resolve of our teams around the world, and our ability to execute on our strategic initiatives throughout the year. As we move into 2021, we will use this momentum and believe we are better positioned to deliver growth.”

	Three Months Ended December 31,
(Unaudited, U.S. Dollars, in millions)	2020	2019	Change	Constant Currency Change
Bone Growth Therapies	$51	$51	(1%)	(1%)
Spinal Implants	28	25	9%	9%
Biologics	15	17	(9%)	(9%)
Global Spine	94	93	0%	0%
Global Extremities	24	28	(15%)	(18%)
Net sales	$118	$121	(3%)	(4%)

	Year Ended December 31,
(Unaudited, U.S. Dollars, in millions)	2020	2019	Change	Constant Currency Change
Bone Growth Therapies	$171	$197	(13%)	(13%)
Spinal Implants	95	95	0%	0%
Biologics	55	65	(15%)	(15%)
Global Spine	322	357	(10%)	(10%)
Global Extremities	85	103	(17%)	(18%)
Net sales	$407	$460	(12%)	(12%)

Fourth Quarter Revenue Highlights

Global Spine

•	Bone Growth Therapies net sales approximated prior year amounts due to adding new surgeon users that offset limited access to physicians’ offices as a result of the COVID-19 pandemic
•	Spinal Implants net sales increased largely due to the growth and continued adoption of our M6-C™ artificial cervical disc in the U.S.
•	Biologics net sales decreased primarily due to the effects of the COVID-19 pandemic, channel transition and continued pricing pressure in the market

Global Extremities

•

Global Extremities net sales decreased primarily due to lower procedure volumes attributable to the COVID-19 pandemic, particularly within international markets, and the non-recurrence of certain large stocking orders occurring in fourth quarter of 2019

As of December 31, 2020, cash, cash equivalents, and restricted cash was approximately $96-97 million compared to $70 million as of December 31, 2019.

Upcoming Presentations / Conference Calls

Orthofix will report its full financial results for 2020 and provide its financial outlook for 2021 during its earnings announcement planned for late February.

Also, as previously announced, the Company’s President and Chief Executive Officer, Jon Serbousek, and Chief Financial Officer, Doug, Rice, will present at two upcoming virtual investor conferences.

J.P. Morgan Healthcare Conference

The Company will be presenting on Thursday, January 14, 2021 at 2:00pm ET.

ICR Westwicke Conference 2021

The Company will be presenting on Thursday, January 14, 2021 at 4:00pm ET.

Both presentations will be webcast live and will be available on the Company’s website at ir.orthofix.com/events-and-presentations/.

About Orthofix

Orthofix Medical Inc. is a global medical device and biologics company with a spine and extremities focus. The Company’s mission is to deliver innovative, quality-driven solutions as we partner with health care professionals to improve patients’ lives. Headquartered in Lewisville, Texas, Orthofix’s spine and orthopedic extremities products are distributed in over 70 countries via the Company's sales representatives and distributors. For more information, please visit www.orthofix.com.

Constant Currency

Constant currency is a non-GAAP measure, which is calculated by using foreign currency rates from the comparable, prior-year period, to present net sales at comparable rates. Constant currency can be presented for numerous GAAP measures, but is most commonly used by management to analyze net sales without the impact of changes in foreign currency rates.

Usefulness and Limitations of Non-GAAP Financial Measures

Management uses non-GAAP measures to evaluate performance period-over-period, to analyze the underlying trends in our business, to assess performance relative to competitors and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP measures to further its understanding of the performance of our business units.

Material Limitations Associated with the Use of Non-GAAP Financial Measures

The non-GAAP measures used in this press release may have limitations as analytical tools, and should not be considered in isolation or as a replacement for GAAP financial measures.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures

We compensate for the limitations of our non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance. The GAAP results provide the ability to understand our performance based on a defined set of criteria. The non-GAAP measures reflect the underlying operating results of our businesses, which we believe is an important measure of our overall performance.

Usefulness of Non-GAAP Financial Measures to Investors

Management believes it is important to provide investors with the same non-GAAP metrics it uses to supplement information regarding the performance and underlying trends of our business operations in order to facilitate comparisons to its historical operating results and internally evaluate the effectiveness of our operating strategies. Disclosure of these non-GAAP financial measures also facilitates comparisons of our underlying operating performance with other companies in the industry that also supplement their GAAP results with non-GAAP financial measures.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, relating to our business and financial outlook, which are based on our current beliefs, assumptions, expectations, estimates, forecasts and projections. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “intends,” “predicts,” “potential,” or “continue” or other comparable terminology. These forward-looking statements are not guarantees of our future performance and involve risks, uncertainties, estimates and assumptions that are difficult to predict, including the risks described in Part II Item 1A under the heading Risk Factors of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, and Part I, Item 1A under the heading Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2019 (the “2019 Form 10-K”). In addition to the risks described there, factors that could cause or contribute to such differences may include, but are not limited to, risks relating to the effects of the COVID-19 pandemic on our business, including (i) surgeries that use our products being delayed or cancelled as a result of hospitals and surgery centers being closed or limited to life-threatening and/or essential procedures, (ii) portions of our global workforce being unable to work fully and/or effectively due to illness, quarantines, government actions (including "shelter in place" orders or advisories), facility closures or other reasons related to the pandemic, (iii) disruptions to our supply chain, (iv) customers and payors being unable to satisfy contractual obligations to us, including the ability to make timely payment for purchases, (v) general economic weakness in markets in which we operate affecting customer spending, and (vii) other unpredictable aspects of the pandemic. To the extent that the COVID-19 pandemic continues to adversely affect our business and financial results, it may also have the effect of heightening many of the other risks described in Part I, Item 1A under the heading Risk Factors in our 2019 Form 10-K, such as our ability to generate sufficient cash flows to run our business and our ability to protect our information technology networks and infrastructure from unauthorized access, misuse, malware, phishing and other events that could have a security impact as a result of our remote working environment or otherwise. As a result of these various risks, our actual outcomes and results may differ materially from those expressed in these forward-looking statements.

This list of risks, uncertainties and other factors is not complete. We discuss some of these matters more fully, as well as certain risk factors that could affect our business, financial condition, results of operations, and prospects, in reports we file from time-to-time with the Securities and Exchange Commission, which are available to read at www.sec.gov. Any or all forward-looking statements that we make may turn out to be wrong (due to inaccurate assumptions that we make or otherwise), and our actual outcomes and results may differ materially from those expressed in these forward-looking statements. You should not place undue reliance on any of these forward-looking statements. Further, any forward-looking statement speaks only as of the date hereof, unless it is specifically otherwise stated to be made as of a different date. We undertake no obligation to update, and expressly disclaim any duty to update, our forward-looking statements, whether as a result of circumstances or events that arise after the date hereof, new information, or otherwise.

Company Contact
Orthofix Medical Inc.
Alexa Huerta
P: 214-937-3190
E: alexahuerta@orthofix.com

Source

Orthofix Medical Inc.

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